UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): November 26, 2013 (November 25, 2013)
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Conn’s, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34956 (Commission File Number)	06-1672840 (IRS Employer Identification No.)

4055 Technology Forest Blvd., Suite 210 The Woodlands, Texas (Address of principal executive offices)	77381 (Zip Code)

Registrant’s telephone number, including area code:  (936) 230-5899
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Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Form 8-K is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 25, 2013, Conn’s, Inc. (the “Company”) and certain of its subsidiaries entered into a First Amendment (the “Amendment”) to Second Amended and Restated Loan and Security Agreement dated as of September 26, 2012 (the “Loan Agreement”), among the Company, as parent and guarantor, Conn Appliances, Inc., Conn Credit I, LP and Conn Credit Corporation, Inc., as borrowers, certain banks and financial institutions named therein, as  Lenders, and  Bank of America, N.A., a national banking association, as Administrative Agent for the Lenders.

The Amendment increases the revolving facility commitment by $265 million to $850 million and extends the maturity date to November 25, 2017.  The Amendment also increases the accordion feature which now allows the Company to increase the revolving credit line up to an additional aggregate amount of $300 million.  The interest rate spread has also been reduced under the Amendment by 25 basis points.  In the case of base rate revolving loans, the spread has been reduced to a range from 1.5% to 2.25%, and in the case of LIBOR revolving loans, to a range from 2.5% to 3.25%, in each case based on the leverage ratio.   In addition, the Amendment, among other things, (i) increases the basket for capital expenditures from $40 million to $75 million, and (ii) reduces the cash recovery covenant from 4.74% to 4.50% for each month.

The foregoing description does not purport to be complete and is qualified in its entirety to the full text of (i) the Amendment which is attached to this Current Report as Exhibit 10.1 and incorporated herein by reference, and (ii) the Loan Agreement which is incorporated by reference to Exhibit 10.5.4 to the Company’s Form 10-Q/A for the quarterly period ended October 31, 2012 (File No. 1-34956) as filed with the Securities and Exchange Commission on December 11, 2012.  A copy of the press release announcing the Amendment is furnished as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Amendment to Second Amended and Restated Loan and Security Agreement, effective as of November 25, 2013, among Conn’s, Inc., Conn Appliances, Inc., Conn Credit I, LP, Conn Credit Corporation, Inc., the banks and other financial institutions identified as “Lenders” therein, and Bank of America, N.A., as Administrative Agent for the Lenders.

99.1	Press Release dated November 26, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN’S, INC.

Date: November 26, 2013	By:	/s/ Brian E. Taylor
	Name:	Brian E. Taylor
	Title:	Vice President, Chief Financial Officer and Treasurer

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